                                                                   EXHIBIT 11(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 8, 1996, for the Nuveen Insured Tax-Free Bond Fund, Inc., comprising the Nuveen Insured Municipal Bond Fund, and to all references to our firm included in or made a part of this registration statement on Form N-1A of Nuveen Flagship Municipal Trust.


ARTHUR ANDERSEN LLP



Chicago, Illinois
January 7, 1997
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 8, 1996, for the Nuveen Municipal Bond Fund and to all references to our firm included in or made a part of this registration statement on Form N-1A of Nuveen Flagship Municipal Trust.


ARTHUR ANDERSEN LLP



Chicago, Illinois
January 7, 1997